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                                    EXHIBIT A

                                       TO

                    SHAREHOLDER SERVICE, DIVIDEND DISBURSING

                          AND TRANSFER AGENT AGREEEMENT

                                     BETWEEN

                           FBL MONEY MARKET FUND, INC.

                                       AND

                     FBL INVESTMENT ADVISORY SERVICES, INC.

                               SEPTEMBER 1, 1996(1)

ANNUAL PER ACCOUNT MAINTENANCE FEE:         $9

An annual minimum account maintenance fee of $12,000 applies to each fund/cusip.

ACTIVITY FEES:
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
         Closed Account Fee                                           1.50
         New Account Set Up                                           3.00
         Transaction Fee                                              1.00
         ACH Fee                                                       .25
         Telephone Call                                               1.00
         Letter Fee                                                   1.50
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The annual account maintenance and closed account fees are payable monthly at the rate of 1/12 of the annual fee per fund account. Activity fees will be paid monthly.

In addition, the Fund will pay each month out-of-pocket expenses incurred or advances made by FBL Investment Advisory Services, Inc. under the Shareholder Service, Dividend Disbursing and Transfer Agent Agreement. These items include, but are not limited to, postage, envelopes, checks, continuous forms, reports and statements, telephone, telegraph, stationary, supplies, costs of outside mailing firms, record storage and media for storage of records (e.g., microfilm, computer tapes).

(1) Checkwriting fee eliminated effective August 1, 1996.

Executed this         1st          day of        December         , 1996.
              --------------------        ------------------------
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
                                          FBL MONEY MARKET FUND, INC.

Attest:   /s/ Dennis M. Marker              /s/ Stephen M. Morain
         Dennis M. Marker                 Stephen M. Morain
         Its Assistant Secretary          -------------------------------------
                                          Its Senior Vice President,
                                          General Counsel and
                                          Assistant Secretary

                                          FBL INVESTMENT ADVISORY SERVICES, INC.

Attest:  /s/ Dennis M. Marker               /s/ William J. Oddy
         Dennis M. Marker                 William J. Oddy
         Its Secretary                    -----------------------------------------------
                                          Its Vice President, Chief Operating Officer and
                                          Assistant General Manager
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